UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012 (October 28, 2011)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on December 7, 2011 with the Securities and Exchange Commission (the “Original 8-K”) by Barnes & Noble, Inc. (the “Company”) solely for the purpose of disclosing the decision of the Company with respect to the frequency of stockholder advisory votes on executive compensation of the Company’s named executive officers. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07   Submission of Matters to a Vote of Security Holders.

(d)  At the Annual Meeting of Stockholders of the Company held on October 28, 2011, the Company’s stockholders voted to approve, on an advisory basis, holding an advisory vote on the executive compensation of the Company’s named executive officers on an annual basis. Consistent with the vote of the stockholders and the recommendation of the Company’s Board of Directors (the “Board of Directors”) to the stockholders with respect to such vote, a stockholder advisory vote on executive compensation of the Company’s named executive officers will be held annually, commencing with the 2012 Annual Meeting of Stockholders, and continuing thereafter until such time that an advisory vote on the frequency of such vote on such executive compensation is next presented to the stockholders or until the Board of Directors determines that a different frequency of such votes on such executive compensation is in the best interest of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: March 26, 2012	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and Corporate
Secretary